SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Identification No.)	(I.R.S. Employer Number)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 3, 2011, NVR, Inc. (the “Company”) held its Annual Meeting of shareholders. There were 5,935,873 shares of NVR, Inc. common stock eligible to vote at the 2011 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:
1. Election of all directors for one-year terms:

		Votes		Broker
	Votes For	Against	Abstentions	Non-votes
Dwight C. Schar	5,212,605	30,324	19,425	279,985
C.E. Andrews	5,215,365	22,899	24,090	279,985
Robert C. Butler	5,196,536	43,210	22,608	279,985
Timothy M. Donahue	4,540,795	701,944	19,615	279,985
Alfred E. Festa	5,197,348	38,164	26,842	279,985
Manuel H. Johnson	4,548,071	685,940	28,343	279,985
William A. Moran	4,896,273	342,258	23,823	279,985
David A. Preiser	4,536,671	701,542	24,141	279,985
W. Grady Rosier	4,561,695	676,521	24,138	279,985
John M. Toups	4,522,275	716,933	23,146	279,985
Paul W. Whetsell	4,563,657	675,990	22,707	279,985
2. Appointment of KPMG LLP as Independent Auditors for 2011:

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
5,523,408	17,293	1,638	—
3. Non-binding advisory vote on the approval of compensation paid to the Company’s named executive officers.

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
2,308,302	2,878,632	75,420	279,985
4. Non-binding advisory vote on the frequency of future advisory votes regarding the approval of compensation paid to the Company’s named executive officers.

One	Two	Three		Broker
Year	Years	Years	Abstentions	Non-votes
3,094,567	83,769	1,978,758	105,260	279,985

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date: May 5, 2011	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President and Chief Financial Officer